Exhibit 99.1

FOR:	GOTTSCHALKS INC.
CONTACT:	Gregory Ambro Chief Financial Officer (559) 434-4800 or Financial Dynamics: Leigh Parrish, Rachel Albert (212) 850-5651

DISTRIBUTION: NO. CALIFORNIA NEWS LINE & EMAIL/FAX LIST: SFGOT

FOR RELEASE ON WEDNESDAY, JUNE 1st at 1:05 P.M. P.D.T.

GOTTSCHALKS REPORTS IMPROVED FIRST QUARTER
FISCAL 2005 FINANCIAL RESULTS

FRESNO, CA - June 1, 2005 - Gottschalks Inc. (NYSE: GOT) today reported financial results for the first quarter of fiscal 2005. Net loss for the first quarter was $2.0 million, or $0.15 per diluted share, improved from a net loss of $2.2 million, or $0.17 per diluted share, for the first quarter of fiscal 2004.

As previously reported, same store sales decreased 0.6% for the first quarter of 2005. Total sales decreased slightly by 0.3% to $144.1 million, from $144.5 million for the first fiscal quarter last year. For the quarter the Company opened one new store and closed one store.

Jim Famalette, president and chief executive officer of Gottschalks, stated, "Our results for the first quarter were in line with expectations and we are pleased with our bottom line improvement. We were able to drive sales and increase our bottom line for the quarter despite the more difficult comparison against the first quarter of 2004 when we launched our 100th year anniversary promotions. We opened a new store in Oregon, which contributed to our total sales for the quarter and strengthens our presence in the northern West Coast markets. As a result of the merchandising initiatives we set in place late last year, our home store division generated solid sales for the quarter and we anticipate this trend will continue for the balance of 2005. We continued to successfully focus on improved inventory management, lowering our SG&A expense ratio and reducing debt, all of which contributed to our improved results for the quarter."

Mr. Famalette concluded, "Looking forward, we remain optimistic about our initiatives and growth prospects for the remainder of the year. The River Park lifestyle center store in Fresno is on track to open in August. In line with previously stated guidance, we anticipate 2005 comparable store sales will increase approximately 2% and 2005 earnings will be in the range of $0.59 to $0.65 per diluted share."

The Company also announced today in a separate release that its same store sales for the month of May 2005 increased 4.2% from the prior year. Total sales for the month increased 3.7% to $47.4 million from $45.7 million in May 2004.

Earnings Teleconference and Webcast

Gottschalks will host a conference call today at 1:30 p.m. Pacific Time to review its results for the first quarter of fiscal 2005. To access the call, dial 800-362-0571 to listen to the call on the day of the event. If you are unable to participate in the call, a replay will be made available through June 8, 2005. To access this service, please dial 888-219-1262. No passcode is required for the live call or replay. The live conference call and replay can also be accessed via audio web cast at the Investor Relations section of the Company's web site, located at www.gottschalks.com.

About Gottschalks

Gottschalks is a regional department store chain, currently operating 63 department stores and 6 specialty apparel stores in six western states, including California (38), Washington (12), Alaska (6), Oregon (3), Nevada (2) and Idaho (2). Gottschalks offers better to moderate brand-name fashion apparel, cosmetics, shoes, accessories and home merchandise. Gottschalks offers corporate information and selected merchandise on its website located at www.gottschalks.com.

Business Risks and Forward Looking Statements

This release contains forward-looking statements (within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. In some instances, such statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "believes," "intends," "projects," "forecasts," "plans," "estimates," "anticipates," "continues," "targets," or similar terms, variations of such terms or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the Company's ability to meet debt obligations and adhere to the restrictions and covenants imposed under its various debt agreements; the timely receipt of merchandise and the Company's ability to obtain adequate trade credit from its key factors and vendors; risks arising from general economic and market conditions (including uncertainties arising from acts of terrorism or war); the ability to improve the profitability and cash flows of its stores or to sell, sublease or close underperforming stores; the ability to modify operations in order to minimize the adverse impact of rising costs, including but not limited to health care, workers' compensation, property and casualty insurance and utilities costs; the effects of seasonality and weather conditions, changing consumer trends and preferences, competition, consumer credit, the Company's dependence on its key personnel and general labor conditions, all of which are described in more detail in Gottschalks' Annual Report on Form 10-K and other reports filed by Gottschalks with the Securities and Exchange Commission. GOTTSCHALKS DOES NOT PRESENTLY INTEND TO UPDATE THESE STATEMENTS AND UNDERTAKES NO DUTY TO ANY PERSON TO EFFECT ANY SUCH UPDATE UNDER ANY CIRCUMSTANCES.

(Tables follow)

GOTTSCHALKS INC.
STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

                                                         Thirteen Weeks
                                                              Ended
                                                    --------------------------
                                                     April 30,       May 1,
                                                        2005          2004
                                                    ------------  ------------
                                                                  (restated)(1)
Net sales......................................... $    144,104  $    144,533
Net credit revenues...............................          779           839
Net leased department revenues....................          744           752
                                                    ------------  ------------
     Total revenues...............................      145,627       146,124

Costs and expenses:
  Cost of sales...................................       95,233        94,819
  Selling, general and administrative expenses....       48,715        49,110
  Depreciation and amortization...................        3,197         3,417
  New store opening costs.........................          107            --
                                                    ------------  ------------
     Total costs and expenses.....................      147,252       147,346
                                                    ------------  ------------
     Operating loss...............................       (1,625)       (1,222)

Other (income) expense:
  Interest expense................................        1,929         2,874
  Miscellaneous income............................         (353)         (462)
                                                    ------------  ------------
                                                          1,576         2,412
                                                    ------------  ------------
Loss before income tax benefit....................       (3,201)       (3,634)
Income tax benefit................................       (1,216)       (1,418)
                                                    ------------  ------------
Loss from continuing operations...................       (1,985)       (2,216)
                                                    ------------  ------------
Discontinued operations:
  Loss on store closures..........................           --           (31)
  Income tax benefit..............................           --           (11)
                                                    ------------  ------------
  Loss on discontinued operations.................           --           (20)
                                                    ------------  ------------
  Net loss........................................ $     (1,985) $     (2,236)
                                                    ============  ============

Net income per common share - basic and diluted
  Loss from continuing operations................. $      (0.15) $      (0.17)
  Loss from discontinued operations .............. $       0.00  $      (0.00)
  Net loss per common share....................... $      (0.15) $      (0.17)

Weighted average number of common
   shares outstanding
   Basic and diluted..............................       13,077        12,883

(1) The Company's Annual Report on Form 10-K for fiscal year 2004 included a restatement of certain historical information as discussed in Note 16 to the consolidated financial statements.

GOTTSCHALKS INC.
CONDENSED BALANCE SHEETS
(In thousands)
(unaudited)

                                                      April 30,    January 29,      May 1,
                                                         2005          2005          2004
                                                     ------------  ------------  ------------
                                                                                 (restated)(1)
ASSETS
CURRENT ASSETS:
  Cash............................................. $      5,622  $      5,470  $      5,893
  Receivables - net................................        3,110         6,920         4,419
  Merchandise inventories..........................      178,104       152,753       184,959
  Other............................................       10,279         9,669        11,270
                                                     ------------  ------------  ------------
          Total current assets.....................      197,115       174,812       206,541

PROPERTY AND EQUIPMENT - net.......................      127,071       126,509       125,237
OTHER LONG-TERM ASSETS.............................       13,277        14,254        14,716
                                                     ------------  ------------  ------------
                                                    $    337,463  $    315,575  $    346,494
                                                     ============  ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable and
    other current liabilities...................... $     83,673  $     77,131  $     84,022
  Revolving line of credit ........................           --            --        76,880
  Current portion of long-term obligations.........        3,243         3,242         2,590
                                                     ------------  ------------  ------------
      Total current liabilities....................       86,916        80,373       163,492
                                                     ------------  ------------  ------------

REVOLVING LINE OF CREDIT...........................       63,730        45,753            --

LONG-TERM OBLIGATIONS (less current portion).......       24,898        25,650        28,293

DEFERRED INCOME AND OTHER..........................       30,698        30,263        28,382

SUBORDINATED NOTE PAYABLE TO AFFILIATE.............       20,180        21,180        22,180

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY...............................      111,041       112,356       104,147
                                                     ------------  ------------  ------------
                                                    $    337,463  $    315,575  $    346,494
                                                     ============  ============  ============

(1) The Company's Annual Report on Form 10-K for fiscal year 2004 included a restatement of certain historical information as discussed in Note 16 to the consolidated financial statements.